UNAUDITED THOMAS PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  INTRODUCTION

     The following pro forma consolidated financial statements of Thomas (the "Thomas Pro Forma Consolidated Financial Statements") include the unaudited pro forma consolidated statements of income for the six months ended June 30, 1998 and for the year ended December 31, 1997, (the "Thomas Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of June 30, 1998 (the "Thomas Pro Forma Consolidated Balance Sheet").

     The Thomas Pro Forma Consolidated Statements of Income have been derived from the unaudited consolidated statement of income of Thomas for the six months ended June 30, 1998, and the unaudited combined statement of income of Thomas Lighting for the six months ended June 30, 1998, the audited consolidated statement of income of Thomas for the year ended December 31, 1997, the audited combined statement of operations of the Thomas Industries Inc. Lighting Group ("Thomas Lighting") for the year ended December 31, 1997, and are adjusted to give effect to the transaction as if it had occurred on January 1, 1997.

     The Thomas Pro Forma Consolidated Balance Sheet is based on the unaudited consolidated balance sheet of Thomas as of June 30, 1998, and the unaudited combined balance sheet of Thomas Lighting as of June 30, 1998, and is adjusted to give effect to the transaction as if it had occurred on June 30, 1998.

     The Thomas Pro Forma Consolidated Financial Statements reflect pro forma adjustments to give effect to the transactions consummated whereby (a) Thomas contributed to the Joint Venture substantially all of Thomas Lighting's assets in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities and (b) Genlyte contributed to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities. Thomas will account for its investment in the Joint Venture under the equity method of accounting.

     The assets and liabilities contributed by Genlyte to the Joint Venture are reflected at historical costs. For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in the Joint Venture's consolidated financial statements. Certain pro forma adjustments result from a preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Thomas Pro Forma Consolidated Financial Statements are subject to change.

     The Thomas Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with Thomas' historical consolidated financial statements and the notes thereto incorporated by reference herein, and Thomas Lighting's combined historical financial statements and notes thereto appearing in the Joint Proxy Statement incorporated herein by reference.

     The Thomas Pro Forma Consolidated Statements do not purport to be indicative of what Thomas' financial condition or results of operations would have been had the Transaction, in fact, been consummated as of the assumed dates and for the periods presented; nor are they indicative of the results of operations or financial condition for any future period or date.

     The Thomas Pro Forma Consolidated Statements do not reflect any projected cost savings from synergies resulting from the transaction and the related synergy costs. As discussed in the Joint Proxy Statement incorporated herein by reference, the synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the synergies. See the Joint Proxy Statement incorporated herein by reference for more information.



           UNAUDITED THOMAS PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                 HISTORICAL                          PRO FORMA
                                   THOMAS   RESULTS OF                 THOMAS
                                 INDUSTRIES   THOMAS   CONTRIBUTION  INDUSTRIES
                                    INC.     LIGHTING  ADJUSTMENTS    INC.(A)
                                 ---------- ---------- ------------  ----------

Net Sales.......................  $284,981  $(190,436)   $   0        $94,545
  Costs of Sales................   196,139   (136,500)       0         59,639
                                  --------   --------     ------      -------
Gross Profit....................    88,842    (53,936)       0         34,906
  Selling & Administrative
   Expenses.....................    66,118    (45,990)     984(b)      21,112
                                  --------   --------     ------      -------
Operating Profit................    22,724    ( 7,946)     (984)       13,794
  Interest Expense, net.........     2,659    ( 2,497)    1,858(c)      2,020
  Other Non-Operating Expenses..       321       (251)        0            70
  Equity Earnings (Loss) from
   Unconsolidated Affiliates....      (498)       114     8,567(d)      8,183
                                  --------   --------     ------      -------
Income Before Income Taxes......    19,246     (5,084)    5,725        19,887
Income Tax Provision............     7,121     (1,952)    2,448(e)      7,617
                                  --------   --------     ------      -------
Net Income......................  $ 12,125   $ (3,132)   $3,277       $12,270
                                  ========   ========     ======      =======
Earnings Per Share:
  Basic.........................     $0.76                              $0.77
  Diluted.......................     $0.74                              $0.74


     THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED
TO RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.





   See Notes to Unaudited Thomas Pro Forma Consolidated Statements of Income.


           UNAUDITED THOMAS PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                 HISTORICAL                           PRO FORMA
                                   THOMAS    RESULTS                    THOMAS
                                 INDUSTRIES OF THOMAS  CONTRIBUTION   INDUSTRIES
                                    INC.    LIGHTING   ADJUSTMENTS     INC.(A)
                                 ---------- ---------  ------------   ----------

Net Sales.......................  $547,702  $(374,065)   $     0       $173,637
  Costs of Sales................   378,746   (269,331)         0        109,415
                                  --------  ---------    -------       --------
Gross Profit....................   168,956   (104,734)         0         64,222
  Selling & Administrative
   Expenses.....................   127,500    (89,328)     2,450 (b)     40,622
                                  --------  ---------    -------       --------
Operating Profit................    41,456    (15,406)    (2,450)        23,600
  Interest Expense, net.........     5,815     (5,570)     2,110(c)       2,355
  Other Non-Operating Expenses..      (472)       407          0            (65)
  Equity Earnings (Loss) from
   Unconsolidated Affiliates....      (469)       (45)    13,374(d)      12,860
                                  --------  ---------    -------       --------
Income Before Income Taxes......    35,644    (10,288)     8,814         34,170
Income Tax Provision............    13,174     (3,946)     4,782(e)      14,010
                                  --------  ---------    -------       --------
Net Income......................  $ 22,470  $  (6,342)   $ 4,032       $ 20,160
                                  ========  =========    =======       ========
Earnings Per Share:
  Basic.........................     $1.42                                $1.27
  Diluted.......................     $1.38                                $1.24



         THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED
TO RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.






   See Notes to Unaudited Thomas Pro Forma Consolidated Statements of Income.


                        UNAUDITED THOMAS PRO FORMA CONSOLIDATED BALANCE SHEET
                                        AS OF JUNE 30, 1998
                                          (IN THOUSANDS)


                                    HISTORICAL   THOMAS                  PRO FORMA
                                      THOMAS    LIGHTING                   THOMAS
                                    INDUSTRIES ASSETS AND  CONTRIBUTION  INDUSTRIES
                                       INC.    LIABILITIES ADJUSTMENTS      INC.
              ASSETS                ---------- ----------- ------------  ----------

CURRENT ASSETS
Cash and Cash Equivalents..........  $  9,747   $  (1,449)   $      0     $  8,298
Accounts Receivable, net...........    85,826     (64,846)          0       20,980
Inventory..........................    78,842     (57,025)          0       21,817
Other Current Assets...............    15,263      (7,792)     43,422(f)    50,893
                                     --------   ---------    --------     --------
                                      189,678    (131,112)     43,422      101,988
Property and Equipment, net........    79,394     (46,632)          0       32,762
Goodwill...........................    55,206     (47,550)          0        7,656
Other Assets.......................    14,798      (9,235)     23,460(g)    29,023
Investments In and Advances to
 Unconsolidated Affiliates.........      (153)       (655)    128,883(h)   128,075
                                     --------   ---------    --------     --------
    Total Assets...................  $338,923   $(235,184)   $195,765     $299,504
                                     ========   =========    ========     ========

    LIABILITIES & SHAREHOLDERS'
            INVESTMENT

CURRENT LIABILITIES
Accounts Payable...................  $ 26,109   $ (19,749)   $      0     $  6,360
Short-term Borrowings..............    20,426        (136)          0       20,290
Current Portion of Long-term Debt..     7,813      (7,813)      7,730(i)     7,730
Other Current Liabilities..........    39,010     (21,422)      5,299(j)    22,887
                                     --------   ---------    --------     --------
                                       93,358     (49,120)     13,029       57,267
Long-term Debt.....................    48,512     (46,486)     46,350(k)    48,376
Deferred Tax.......................     8,780      (5,662)      5,662(l)     8,780
Other Liabilities..................     5,784      (3,767)        575(m)     2,592
Shareholders' Investment
  Common Stock.....................    17,407           0           0       17,407
  Additional Paid-in Capital.......   109,865           0           0      109,865
  Minimum Pension Liability
   Adjustment......................      (473)          0           0         (473)
  Treasury Shares..................   (17,200)          0           0      (17,200)
  Foreign Currency Translation.....    (5,388)          0           0       (5,388)
  Retained Earnings................    78,278    (130,149)    130,149(n)    78,278
                                     --------   ---------    --------     --------
    Total Shareholders'
     Investments...................   182,489    (130,149)    130,149      182,489
                                     --------   ---------    --------     --------
      Total Liabilities &
       Shareholders' Investment....  $338,923   $(235,184)   $195,765     $299,504
                                     ========   =========    ========     ========




       See Notes to Unaudited Thomas Pro Forma Consolidated Balance Sheet.



                       NOTES TO UNAUDITED THOMAS PRO FORMA
               CONSOLIDATED STATEMENTS OF INCOME AND BALANCE SHEET

NOTE 1. BASIS OF PRESENTATION

     On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. On August 30, 1998, Genlyte contributed to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities, and Thomas contributed to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

 Accounting Treatment

     Thomas accounted for its investment in the Joint Venture under the equity method of accounting.

     The contribution of Thomas' lighting business to the Joint Venture was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Thomas retains a 32% interest in the Joint Venture, Thomas' contributed business will be reflected at its aggregate fair value in the financial statements of the Joint Venture. The fair value of Thomas' contributed business was mutually determined by the parties and was the basis for determining the ownership interests to be issued in the Joint Venture. The assets contributed by Genlyte to the Joint Venture are reflected at their historical cost.

NOTE 2. PRO FORMA ADJUSTMENTS

(a) These pro forma financial statements do not reflect the synergies expected to result from the Transaction or the related synergy costs. As discussed in the Joint Proxy Statement incorporated herein by reference, the synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during 1998 through 2000 related to achieving the synergies. See the Joint Proxy Statement incorporated herein by reference for more information.

(b) Represents administrative costs allocated to Thomas Lighting that were not be transferred to the Joint Venture. Administrative costs not transferred to the Joint Venture consist of costs incurred at the corporate office that were not previously allocated to the Thomas Lighting group. For purposes of the pro forma statements, the Thomas Lighting group was allocated corporate expenses from the parent, Thomas, based on the ratio of Thomas Lighting group sales to total sales of Thomas. This resulted in an administrative charge of $6.8 million for the year ended December 31, 1997 allocated to the Thomas Lighting group. For purposes of computing the administrative costs to be incurred by the Joint Venture, specific calculations were performed based on estimated hours of Thomas' personnel to be devoted to the Joint Venture. This resulted in an administrative charge of $4.4 million, or the difference of $2.4 million noted on adjustment (b). The reason for the difference is the different methodologies used in the calculation as compared to the allocation based on sales historically used by Thomas.

(c) The net adjustment to interest expense consists of the following (in thousands):



                                                     SIX MONTHS ENDED  YEAR ENDED
                                                        JUNE 30,       DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------

      Interest expense associated with the Day-Brite
       Note retained by Thomas......................     $2,565       $ 5,833
      Interest income on the Debt Equalization Note
       at an assumed weighted average interest rate
       of 6.25% per annum...........................       (707)       (1,414)
      Interest income on the Working Capital
       Adjustment at an assumed weighted average
       interest rate of 5.75% per annum.............        --         (2,309)
                                                         ------       -------
                                                         $1,858       $ 2,110
                                                         ======       =======

(d) Represents Thomas' 32% interest in the equity income of the Joint Venture of $9,579,000 and $15,398,000 for the periods ended June 30, 1998 and December 31, 1997, respectively. Also, includes amortization of Thomas' excess investment in the Joint Venture of approximately $1,012,000 and $2,024,000 for the periods ended June 30, 1998 and December 31, 1997, respectively.

(e) Represents the adjustment to Thomas' historical tax provision required to reflect Thomas's 32% share of the Joint Venture's pre-tax earnings at an assumed effective tax rate. The pro forma Thomas effective tax rates were 38.5% and 41.0% for the periods ended June 30, 1998 and December 31, 1997, respectively, and were based on pre-tax book earnings adjusted for certain nondeductible items.

(f) Represents $40,158,000 related to the Working Capital Adjustment due from the Joint Venture. The estimated Working Capital Adjustment is based on pro forma net working capital contributed to the Joint Venture by Thomas in excess of the target net working capital, as defined in the Thomas Capitalization Agreement incorporated herein by reference. The target net working capital is intended to represent the net working capital which should be contributed by Thomas in proportion to the net working capital being contributed to the Joint Venture by Genlyte. Also includes current deferred income tax assets of $3,264,000 as the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded on their respective financial statements.

(g) Net adjustment to other assets consists of the following (in thousands):



      Debt Equalization Note receivable from the Joint Venture (see
       Note 2(h) on page F-32)........................................ $22,628
      Deferred tax asset retained by Thomas...........................     459
      Deferred loan costs associated with the Day-Brite Note retained
       by Thomas......................................................     280
      Certain other assets retained by Thomas.........................      93
                                                                       -------
      Net increase to other assets.................................... $23,460
                                                                       =======

(h) Represents Thomas' investment in the Joint Venture, calculated as follows (in thousands):



      Thomas' historical investment in the contributed assets and liabilities of Thomas Lighting...............................  $130,149
      Recognition of Working Capital Adjustment with Joint Venture
       (see Note 2(f))..............................................   (40,158)
      Current deferred tax asset retained by Thomas (see Note 2(f)).    (3,264)
      Net adjustment to other assets retained by Thomas (see Note
       2(g))........................................................   (23,460)
      Day-Brite Note retained by Thomas (see Note 2(k)).............    54,080
      Net adjustment to other current liabilities retained by Thomas
       (see Note 2(j))..............................................     5,299
      Long-term deferred tax liabilities retained by Thomas (see
       Note 2(l))...................................................     5,662
      Long-term Beaver Dam Liabilities retained by Thomas (see Note
       2(m))........................................................       575
                                                                      --------
      Thomas' investment in the Joint Venture.......................  $128,883
                                                                      ========

(i) Represents the current portion of the Day-Brite Note that will be retained by Thomas.

(j) Net adjustment to other current liabilities consists of the following (in thousands):



      Accrued interest on the Day-Brite Note retained by Thomas......... $  2,119
      Current Beaver Dam Liabilities retained by Thomas.................      200
      Represents certain other liabilities retained by Thomas...........      201
      Deferred tax liabilities retained by Thomas.......................    2,129
      Income tax payable retained by Thomas.............................      650
                                                                         --------
      Net adjustment to other current liabilities....................... $  5,299
                                                                         ========


(k) Represents the long-term portion of the Day-Brite Note retained by Thomas.

(l) Represents long-term deferred tax liabilities retained by Thomas.

(m) Represents long-term Beaver Dam Liabilities retained by Thomas.

(n) Represents Thomas' historical investment in the contributed assets and liabilities of Thomas Lighting.